Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Westinghouse Solar, Inc. of our report dated March 16, 2012, relating to our audit of the consolidated financial statements of Westinghouse Solar, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2011.  We also consent to the references to us under the heading “Experts” in this Registration Statement.

/s/ Burr Pilger Mayer, Inc. San Francisco, California May 15, 2012